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                                                                    EXHIBIT 23.1

                  [COOPERS & LYBRAND LETTERHEAD APPEARS HERE]



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Prospectus of SatCon Technology Corporation (the "Company"), dated November 6, 1997, of our report dated December 3, 1996, on our audits of the financial statements and financial statement schedules of the Company as of September 30, 1996 and 1995, and for the years ended September 30, 1996, 1995, and 1994, which report is included in the Annual Report on Form 10-K. We also consent to the references to our firm under the captions "Experts."


                                        /s/ Coopers & Lybrand L.L.P.
Boston, Massachusetts
November 6, 1997